UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2023
 ______________________________
LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-35647	90-0224471
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3300 Triumph Blvd, Suite 700
Lehi, Utah 84043
(Address of principal executive offices, including zip code)
(801) 432-9000
(Registrant's telephone number)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On June 13, 2023, LifeVantage Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) approved an extension of the Company’s previously authorized stock repurchase program (the “Stock Repurchase Program”) until December 31, 2026. In addition, the Company further announced that it has authorized a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions (the “10b5-1 Plan”). This 10b5-1 Plan has been established in accordance with, and as part of, the Company’s Stock Repurchase Program. Repurchases under the Company’s 10b5-1 Plan will be administered through an independent broker. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the 10b5-1 Plan.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on June 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 13, 2023	By:	LIFEVANTAGE CORPORATION /s/ Steven R. Fife
		Name:	Steven R. Fife
		Title:	President and Chief Executive Officer